SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: May 16, 2005

                           LIFELINE THERAPEUTICS, INC.
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             (Exact name of registrant as specified in its charter)

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           Colorado                     000-30489              84-1097796
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State or other jurisdiction of        Commission file          IRS Employer
        incorporation                    number            Identification Number
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                    6400 South Fiddler's Green Circle, Suite
                            1750, Englewood, CO 80111
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             (New address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (720) 488-1711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
          CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02 - Unregistered Sales of Equity Securities

(a) On May 16, 2005, Lifeline received $2,326,627 in cash from certain accredited investors and $544,804 in cancellation of indebtedness from certain persons holding Bridge Notes. The following sets forth the information required by Item 701 in connection with that transaction:

     (i) The transaction was completed effective May 16, 2005. To complete the transaction, Lifeline issued:

          1,435,719 shares of Series A Common Stock at a price of $2.00 per share; and

          Warrants ("Unit Warrants") to purchase 1,435,719 shares of Series A Common Stock exercisable at $2.50 per share until their expiration date, April 18, 2008.

     (ii) The placement agent for the transaction was Keating Securities, LLC ("Keating"), 5251 DTC Parkway, Suite 1090, Greenwood Village, Colorado 80111. Each of the purchasers were accredited investors as defined in Section 2(a)(15) of the Securities Act of 1933 (the "1933 Act") and Rules 215 and 501(a) thereunder.

     (iii) Of the total amount raised, we received $2,326,627 in cash, for which we issued 1,163,314 shares of Series A Common Stock and an equal number of Unit Warrants.

     The remaining shares of Series A Common Stock and Unit Warrants were issued in exchange for the cancellation of the indebtedness represented by the Bridge Notes.

     Lifeline paid Keating $232,663 in commissions with no further non-accountable expense allowance. (Lifeline previously paid Keating a $75,000 non-accountable expense allowance as described in a Form 8-K reporting an event of April 18, 2005.) Lifeline also issued to the Placement Agent warrants ("Placement Agent Warrants") to purchase 127,526 shares of Series A Common Stock exercisable at $2.00 per share until their expiration date, April 18, 2008.

     (iv) Each of the persons who acquired securities was an accredited investor as defined in Section 2(a)(15) of the 1933 Act. Consequently, Lifeline relied on the exemption from registration provided by Section 4(2) under the 1933 Act for the issuance of the Series A Common Stock and the Unit Warrants, as well as Regulation D. Lifeline did not engage in any public advertising or general solicitation in connection with the issuance of the Series A Common Stock or the Unit Warrants. Lifeline provided the accredited investors with disclosure of all aspects of its business, including providing the accredited investors with its reports filed with the Securities and Exchange Commission, press releases, access to its auditors, and other financial, business, and corporate information. Based on Lifeline's investigation, Lifeline believes that the accredited investors obtained all information regarding Lifeline they requested, received answers to all questions they posed, and otherwise understood the risks of accepting the shares of Series A Common Stock and the Unit Warrants for investment purposes.

     (v) The Unit Warrants are exercisable to purchase shares of Series A Common Stock for $2.50 per share until their expiration date, April 18, 2008.

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     The Placement Agent Warrants are exercisable to purchase shares of Series A
Common Stock for $2.00 per share until their expiration date, April 18, 2008.

     Lifeline has an obligation to register the Series A Common Stock, the shares underlying the Unit Warrants, and the shares underlying the Placement Agent Warrants. Lifeline committed to filing a registration statement for these shares and certain other securities not later than June 30, 2005.

     (vi) After payment of commissions and the expense allowance to the Placement Agent and a fee to the escrow agent, Lifeline received cash proceeds of $2,093,434. Lifeline will use these funds for general and administrative expenditures, marketing, patent filings, research and development for new product applications, payment for a non-competition agreement with a former shareholder, and repayment of previously issued and disclosed bridge notes to holders that chose not to exchange their indebtedness for Unit Warrants and Series A Common Stock.

(b) On May 13, 2005, Lifeline offered its director of marketing options to acquire 50,000 shares of its common stock at an exercise price of $2.50 per share, exercisable through May 31, 2008. The effective date of these options is the later of her acceptance of the options or her commencement of employment. Her expected commencement date is May 23, 2005, and she must accept the options, if at all, no later than May 31, 2005. There was no underwriter involved in the transaction, and the options were issued pursuant to the exemption from registration contained in Sections 4(2) and 4(6) of the 1933 Act, and without any public advertising or general solicitation. The options are exercisable to acquire restricted common stock unless at some time in the future they are included in a registration statement.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 20, 2005

                                   LIFELINE THERAPEUTICS, INC.

                                   By: /s/ William J. Driscoll
                                       -----------------------------------------
                                           William J. Driscoll, CEO/President

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